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                                                                      EXHIBIT 11




INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Developing Capital Markets Fund, Inc.:



We consent to the use in Post-Effective Amendment No. 9 to Registration Statement No. 33-28248 of our report dated August 3, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Consolidated Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Princeton, New Jersey
October 24, 1995